Exhibit 99.1

For more information contact:

Investor Relations
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Previews Upcoming Analyst and Investor Meeting and Status of
Strategic Transformation

Updates Horizon 2 Targets Including 6% to 7% Total Revenue Growth CAGR and Expanding Operating Margin, Resulting in Double-Digit Non-GAAP EPS Growth

Announces $1 Billion in Total Share Repurchases Across Fiscal Years 2021 and 2022
and Intention to Return 50% of Free Cash Flow Thereafter

SEATTLE, WA – November 9, 2020 – F5 Networks, Inc. (NASDAQ: FFIV) today announced a preview of the Company’s upcoming analyst and investor meeting scheduled for November 18, where the Company will provide a strategic overview and updated financial targets. The Company is making information available ahead of the scheduled meeting to enable a more informed and in-depth review of its accelerating transformation strategy. F5 had originally planned its Analyst and Investor Meeting for March 2020 but postponed the event at the outset of the COVID-19 pandemic.

As the leading multi-cloud application security and delivery provider, F5 is uniquely positioned to pioneer the era of Adaptive Applications and drive significant new growth through its best-in-class application security, delivery, and analytics platform. With a software transformation well ahead of schedule, and a growing recurring revenue base, the company expects to deliver attractive shareholder returns, including a commitment to double-digit non-GAAP EPS growth.

The event will feature presentations from President and Chief Executive Officer, François Locoh-Donou, Chief Financial Officer, Frank Pelzer, and leaders from F5’s portfolio and go-to-market teams, outlining F5’s compelling market opportunity and its mission to solve its customers’ most important application challenges. Mr. Locoh-Donou’s presentation is available for preview under Coming Events in the investor relations section of the Company’s website.

Mr. Locoh-Donou commented, “We have transformed F5 at an unprecedented pace, exceeding our original expectations on total revenue, software growth, software mix, and subscription mix performance.  As the only true multi-cloud player serving both traditional and modern applications, we are in a position to pioneer the next phase of application performance innovation in a high growth total addressable market of more than $28 billion in 2023.”

Mr. Locoh-Donou continued, “As shown in our recent results, we have reached an inflection point in our transformation story where operating margins are poised to expand and revenue will accelerate, leading to sustainable double-digit non-GAAP EPS growth. With this momentum, we now fully expect to grow revenue faster than non-GAAP operating expenses. Moreover, the success of our transformation and resiliency of our business through the pandemic thus far has affirmed a confidence in our position to accelerate our return of capital to shareholders.”

Highlights of F5’s presentation will include a Horizon 2 (fiscal years 2021 - 2022) outlook that includes:
•	Total revenue growth CAGR between 6% to 7%
•	Software revenue growth CAGR of 35% to 40%
•	Software representing at least 50% of product revenue by fiscal year 2022
•	Non-GAAP operating margin between 31% to 32% in fiscal year 2021, and between 32% to 34% in fiscal year 2022
•	Double-digit non-GAAP EPS growth
•	Commitment to achieving “Rule of 40” where total revenue growth plus non-GAAP operating margins will total at least 40 by fiscal year 2022

The company is also setting long-term (circa 2025) targets, which include:
•	Total revenue growth between 8% to 9%
•	Software revenue growth of more than 20%
•	Software representing at least 75% of product revenue
•	Non-GAAP operating margin in the mid-30s%
•	Sustained double-digit non-GAAP EPS growth

Other financial and operational highlights that will be discussed include:
•	Commitment to return $1 billion of capital over the next two years, including the initiation of an accelerated share repurchase of $500 million in fiscal year 2021
•	Commitment to share repurchases of $500 million in fiscal year 2022
•	Beginning in FY23, an intention to return 50% of free cash flow to shareholders via share repurchases
•	Successful integration of both the NGINX and Shape acquisitions, including compelling early momentum with fiscal year 2020 revenue growth of 109% and 35% respectively
•	The leading position F5 has achieved in application security with an estimated $750+ million in total non-GAAP security-related revenue including allocation from bundled offerings and services revenue

Analyst and Investor Meeting presentations will begin at approximately 1:00 p.m. ET on November 18, 2020. To attend F5’s virtual Analyst and Investor Meeting webcast with live Q&A, please register at https://investors.f5.com/Investor-Day/default.aspx. Once registered, you will receive an email with information about how to access the webcast. Please note, all participants must register in advance.

The event replay will be available following the live event webcast on the investor relations portion of F5’s website.

Forward Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, projected and target revenue, revenue mix, revenue growth rates and earnings ranges, income, earnings per share, share amounts and share price assumptions, share repurchases, demand for application delivery networking, application delivery services, security, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the impact of the COVID-19 global pandemic including but not limited to the advantages of incumbency in an uncertain environment, caution in spending patterns in the most severely impacted verticals, delays in orders in some impacted regions due to COVID-19 impacts; prolonged face-to-face sales engagement delaying some new strategic projects; customer acceptance of our new security, application delivery, optimization, and software and SaaS offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; F5 may not realize the financial and strategic goals that are contemplated through its acquisitions, including Shape and NGINX, and F5 may not successfully operate and integrate newly-acquired businesses appropriately or as expected; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions, including those related to COVID-19, which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results, performance or achievements to vary from expectations. The financial information contained in this presentation should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time.  All forward-looking statements in this presentation are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

Use of Non-GAAP Measures

All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.

About F5

F5 (NASDAQ: FFIV) is a multi-cloud application security and delivery company that enables our customers—which include the world’s largest enterprises, financial institutions, service providers, and governments—to bring extraordinary digital experiences to life. For more information, go to f5.com. You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.

F5 is a trademark or service mark of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

Source: F5 Networks